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                                                                   Exhibit 23.1
Independent Auditors' Consent


As independent auditors, we hereby consent to the incorporation of our report dated January 28, 2005 relating to the financial statements of Stillwater Hydro Partners L.P. in this Form 10-K dated March 31, 2005 for Commission file number 0-24240.


Fagliarone Group CPAs, PC
Syracuse, New York
March 21, 2005